EXHIBIT 23.2


                         Glast, Phillips & Murray, P.C.
                          815 Walker Street, Suite 1250
                              Houston, Texas 77002
                                 (713) 237-3135



April  22,  2004
U.S.  Securities  and  Exchange  Commission
Division  of  Corporation  Finance
450  Fifth  Street,  N.W.
Washington,  D.C.  20549

Re:     Gateway  Distributors,  Ltd.-  Form  S-8

Gentlemen:

     I have acted as counsel to Gateway Distributors, Ltd., a Nevada corporation (the "Company"), in connection with its Registration Statement on Form S-8 relating to the registration of 2,000,000,000 shares of its common stock, ("Incentive Shares"), par value $0.001 per Incentive Share, which are issuable pursuant to the Company's Employee Stock Incentive Plan for the Year 2004 No. 3, as well as the registration of 2,000,000,000 shares of its common stock ("Stock Shares"), par value $0.001 per Stock Share, which are issuable pursuant to the Company's Non-Employee Directors and Consultants Retainer Stock Plan for the Year 2004 No. 2. I hereby consent to all references to my firm included in this Registration Statement, including the opinion of legality.


                                          Very  truly  yours,

                                          /s/  Norman  T.  Reynolds

                                          Norman  T.  Reynolds


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